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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

This Agreement is made by and between diaDexus (the Company), and Mohan Iyer (Executive) as of December 1, 1999.

       1. Duties and Scope of Employment.

              (a) Positions; Promotion Commencement Date; Duties. Executive's promotion with the Company pursuant to this Agreement shall commence on December 1, 1999 (the Promotion Commencement Date). As of the Promotion Commencement Date, the Company shall employ the Executive as the Vice President of R&D Operations and Business Development of the Company, reporting to the Chief Operating Officer for Business Development responsibilities and to the Chief Science Officer for R&D Operations. The period of Executive's employment hereunder is referred to herein as the Employment Term. During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Chief Operating Officer, the Chief Science Officer and the Board of Directors (the "Board").

              (b) Obligations. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof upon which Executive currently serves, without the approval of the Board; provided, further that Executive may devote a reasonable amount of time to managing his family investments.

       2. Employee Benefits: Indemnification Agreement. During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans. Upon his Promotion Commencement Date, Executive shall be offered an indemnification agreement comparable in form and substance to indemnification agreements previously entered into by and between the Company and its executive officers.

       3. At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes at-will employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party,



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with or without good cause or for any or no cause, at the option either of the
Company or Executive.

       4. Compensation.

              (a) Base Salary. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $155,000 (the Base Salary). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed annually by the Chief Operating Officer and the Compensation Committee of the Board for possible increases in light of Executive's performance and competitive data.

              (b) Bonuses. Executive shall be eligible to earn a target bonus of up to 25% of Base Salary (the Target Bonus). Executive's performance shall be evaluated by the Chief Operating Officer and the Chief Science Officer based upon agreed performance criteria. The payment of any bonus under this Section 4(b) shall be subject to Executive's employment with the Company through the end of the relevant evaluation period. Executive's Target Bonus shall be reviewed annually by the Chief Executive Officer and Compensation Committee of the Board for possible increases in light of Executive's performance and competitive data.

              (c) Equity Compensation.

                     (i) Stock Options. As of the Promotion Commencement Date, Executive shall be granted additional stock options (the Stock Options) to purchase 70,000 shares of Company common stock subject to Board approval in accordance with the Company's employee stock option plan.

              (d) Severance.

                     (i) Voluntary Termination for Good Reason; Involuntary Termination Other Than for Cause. If Executive's employment with the Company is voluntarily terminated by Executive for Good Reason (as defined below) or is involuntarily terminated by the Company other than for Cause (as defined below), then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company (i) Executive shall receive continued payments of one year's Base Salary, less applicable withholding, in accordance with the Company's standard payroll practices, and (ii) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and, if relevant, his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA") for the lesser of (A) twelve (12) months from the date of



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Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer.

       For the purposes of this Agreement, Cause means (i) a material act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct in connection with the performance of his duties hereunder, (iv) Executive's death or permanent disability or (v) Executive's material breach of his obligations under this Agreement; provided, however, that with respect to clauses (iii) and (v), such actions shall not constitute Cause if they are cured by Executive within thirty (30) days following delivery to Executive of a written explanation specifying the basis for the Company's beliefs with respect to such clauses.

       For the purposes of this Agreement, Good Reason means (i) a reduction in Executive's Base Salary, (ii) a reduction in Executive's title (whether or not material) or a material reduction in Executive's authority or duties including due to a Change in Control (as defined below), (iii) the requirement that Executive relocate from him current place of residence or that the company headquarters relocate more than 15 miles from Santa Clara, or (iv) the Company's material breach of its obligations under this Agreement; provided, however, that with respect to clause (iv), such material breach shall not constitute Cause if it is cured by the Company within thirty (30) days following delivery to the Company of a written explanation specifying the basis for the Executive's beliefs with respect to such clause.

       The Executive shall not be required to mitigate the value of any severance benefits contemplated by Section 4 of this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source.

       For the purposes of this Agreement, Change of Control is defined as:

                     (a) Any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                     (b) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. Incumbent Directors shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual



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whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                     (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                     (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

       5. Total Disability of Executive. Upon Executive's becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code
Section 22(e)(3) or its successor provision) during the term of this Agreement, employment hereunder shall automatically terminate, all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned) and all vesting of the Executive's Stock Options and Restricted Stock shall immediately cease.

       6. Death of Executive. If Executive dies while employed by the Company pursuant to this Agreement, all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned, which shall be paid to his estate) and all vesting of the Executive's Stock Options and Restricted Stock shall immediately cease.

       7. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, successor shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void; provided, however, that Executive shall be allowed to transfer vested Stock Options and Restricted Stock



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consistently with the rules under Form S-8 for estate planning and wealth management purposes.

       8. Notices. A11 notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

                              If to the Company: .
                              Attn: Chief Operating Officer
                              diaDexus, LLC
                              3303 Octavius Drive
                              Santa Clara, CA 95054

       If to Executive:

                              Mohan Iyer
                              308 Hedge Road
                              Menlo Park, California 94025

                              Or at the last residential address known by the
Company.

       9. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

       10. Proprietary Information Agreement. Executive acknowledges the Company's standard Employee Proprietary Information Agreement (the Proprietary Information Agreement) entered into on his initial hire into the Company is still operative.

       11. Entire Agreement. This Agreement, the Stock Plan, the Option Agreements, the Restricted Stock Purchase Agreement, the indemnification agreement and employee benefit plans referred to in Section 2 and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and



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supersede and replace any and all prior agreements and understandings concerning
Executive's employment relationship with the Company.

       12. Non-Binding Mediation, Arbitration and Equitable Relief.

              (a) The parties agree to make a good faith attempt to resolve any dispute or claim arising out of or related to this Agreement through negotiation. In the event that any dispute or claim arising out of or related to this Agreement is not settled by the parties hereto, the parties will attempt in good faith to resolve such dispute or claim by non-binding mediation in Santa Clara County, California to be conducted by one mediator belonging to the American Arbitration Association. The mediation shall be held within thirty (30) days of the request therefor. The costs of the mediation shall be borne equally by the parties to the mediation.

              (b) Except as provided in Section 13(e) below, Executive and the Company agree that, to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof which has not been resolved by negotiation or mediation as set forth in
Section 13(a) shall be finally settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the Rules). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction.

              (c) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

              (d) Executive understands that nothing in Section 13 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

              (e) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 13, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF,



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RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION,
VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                     (i) ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

                     (ii) ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

                     (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

       16. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Chief Executive Officer.

       17. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes, required by law with respect to payments made to Executive in connection with him employment hereunder.

       18. Governing Law. This Agreement shall be governed by the laws of the State of California.

       19. Effective Date. This Agreement is effective upon the Promotion Commencement Date.



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       20. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from him private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement:

/s/ P. PLEWMAN                          12/1/99
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(Name)                                  Date
diaDexus

/s/ MOHAN S. IYER                       12/1/99
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Mohan Iyer                              Date
Executive



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